Stuart M. Fried

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The undersigned hereby consents to the incorporation by reference of my report on the financial statements of Kala Investment Corp. for the period ended October 31, 2000, in the Registration Statement on Form N-14 filed by the Pitcairn Funds in connection with the proposed acquisition by the Pitcairn Funds of substantially all of the assets of Kala Investment Corp. The undersigned further consents to all references to the undersigned included in such Registration Statement.


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West Caldwell, NJ


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Date